As filed with the Securities and Exchange Commission on November __, 1998
                                                              Registration No.
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                                -----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                              ARGUSS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
                                -----------------

           Delaware                                     02-0413153
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               One Church Street
                           Rockville, Maryland 20850
                                 (301) 315-0027

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------
   Rainer H. Bosselmann                              Richard A. Krantz, Esq.
Chairman of the Board and                              Robinson & Cole LLP
 Chief Executive Officer                                 Financial Centre
  Arguss Holdings, Inc.                                695 East Main Street
    One Church Street                               Stamford, Connecticut 06901
Rockville, Maryland 20850                                  (203) 462-7500
    (301) 315-0027

             (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                              -----------------
  Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective when warranted by market conditions and other factors.

                                -----------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. /_/


                                -----------------


                         CALCULATION OF REGISTRATION FEE
 ============================================= =============== ================== =================== =================
                                                                   Proposed            Proposed
      Title of Each Class of Securities            Amount           Maximum            Maximum           Amount of
               to be Registered                    to be        Offering Price        Aggregate         Registration
                                                 Registered        Per Unit*       Offering Price *         Fee

 Common Stock, $.01 par value per share           101,089           $15.375         $1,554,243.38         $606.15
 ============================================= =============== ================== =================== =================

 * Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) and Rule 457(c), on the basis of the average of the bid and asked prices of the Registrant's Common Stock on the NASDAQ National Market System (trading symbol "ARGX") on November 16, 1998.
                          ____________________________

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

DATED NOVEMBER __, 1998

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



                                   PROSPECTUS

                              ARGUSS HOLDINGS, INC.

              101,089 Shares Common Stock, par value $.01 per share

     This prospectus constitutes a prospectus of Arguss Holdings, Inc., a Delaware corporation (the "Company"), with respect to the registration for resale under the Securities Act of 1933, as amended (the "1933 Act"), of a total of 101,089 shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock"), consisting of shares of Common Stock held by certain selling shareholders described herein (the "Selling Shareholders").

     The shares of Common Stock offered hereby (the "Shares") may be sold from time to time by the Selling Shareholders in brokers' transactions at prices prevailing at the time of sale or as otherwise described in "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares.

     This Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow future sales by the Selling Shareholders to the public without restriction. To our knowledge, the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with sales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

     The Shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the states in which such transactions occur, or the existence of an exemption from registration.

     The Common Stock of the Company, including the Shares, is listed on the NASDAQ National Market System (the "NASDAQ"). The last reported sale price on the NASDAQ on November __, 1998, was $_____ per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is ______________, 1998

                            INVESTMENT CONSIDERATIONS

         INDUSTRY. The Company is involved in the construction industry, which can be negatively affected by rises in interest rates, downsizings in the economy, and general economic conditions. In addition, the Company's activities are hampered by weather conditions and an inability to plan and forecast activity levels.

         VARIABLE RATE DEBT. The Company has approximately $38 million in variable rate debt with interest rate adjustments based on LIBOR. Any general increase in interest rate levels will increase the Company's cost of doing business.

         GROWTH BY ACQUISITION. A significant portion of the Company's growth in recent years has arisen from the acquisition of other businesses. There can be no assurance that future acquisition will occur or, if they occur, will be capable of being economically integrated with the Company's operations or be beneficial to the Company and its stockholders.

         CUSTOMER CONCENTRATION. The three largest customers of the Company account for approximately 65% of its revenues. Although the Company considers its relationships with each of these customers to be strong, the loss of one or more of these customers would have a material adverse impact on the Company.

         NO DIVIDENDS. The Company has not paid cash dividends on its Common Stock since its inception and intends to follow a policy of retaining earnings, if any, to finance the development and expansion of its business. Furthermore, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future. Payment of dividends, if any, will depend on such factors as the future earnings, capital requirements and financial position of the Company, plans for expansion, general economic conditions and other pertinent factors.

         YEAR 2000 DATE CONVERSION. The Year 2000 issue relates to the inability of certain computer software programs to properly recognize and process date-sensitive information relative to the year 2000 and beyond. Without corrective measures, this issue could cause computer applications to fail or to create erroneous results. Incomplete or untimely resolution of the Year 2000 issue by the Company or by its key vendors, customers, suppliers or by other third parties could have a materially adverse impact on the Company's business, operations or financial condition in the future. Although the Company believes that its software programs have resolved the Year 2000 issues, an acquisition or proposed acquisition by the Company could be materially adversely impacted by this problem.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files, reports, proxy statements and other information with the Securities and Exchange Commission ( the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Office of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company files its reports, proxy statements and other information with the Commission electronically. The Commission maintains a Web site that contains reports, proxy and information statements and other information on issuers that file electronically with the Commission. The address of such Web site is "http://www.sec.gov". The Company's Common Stock is listed on the NASDAQ. Reports and other information concerning the Company can be inspected and copied at the NASDAQ office at 1735 K Street N.W., Washington D.C. 20008.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission pursuant to the 1934 Act, are hereby incorporated by reference:

     1. The Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 1997;

     2. The Quarterly Reports on Form 10-QSB of the Company for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998; and

     3. The current report on Form 8-K dated September 4, 1998, along with the Amendment thereto dated September 18, 1998, of the Company.

     4. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A of Conceptronic, Inc., dated October 15, 1991, filed pursuant to Section 12 of the 1934 Act (Commission File No. 0-19589).

         Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 of the 1934 Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-KSB shall not be incorporated by reference in this Prospectus or be a part from and after the filing of such Annual Report on Form 10-KSB.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company has filed with the Commission a Registration Statement (together with any amendments thereto, the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such references.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document referred to above which has been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Secretary, Arguss Holdings, Inc., One Church Street, Rockville, Maryland 20850, (301) 315-0027.

         Statements made in this Prospectus that are not historical or current facts are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements may be subject to certain risks and uncertainties, including, but not limited to, continued acceptance of the Company's products and services in the marketplace, uncertainties surrounding new acquisitions, floating rate debt, risks of the construction industry, including weather and an inability to plan and schedule activity levels, doing business overseas and risks inherent in concentration of business in certain customers. All of these risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission. Accordingly, the actual results of the Company could differ materially from such forward-looking statements.

                                   THE COMPANY

     The Company was incorporated under the laws of the State of Delaware on June 1, 1987. The Company is a holding company and owns all of the outstanding capital stock of two operating subsidiaries, Arguss Communications Group, Inc. ("ACG") (formerly known as White Mountain Cable Construction Corp.) and Conceptronic, Inc. ("Conceptronic").

         ACG is engaged in the construction, reconstruction, maintenance, repair and expansion of communications systems, cable television and data systems, including providing aerial and underground construction and splicing of both fiber optic and coaxial cable to major telecommunications customers. ACG also offers technical support, pole changes and twenty-four hour emergency support services. The Company acquired ACG on March 5, 1997. ACG is headquartered in Epsom, New Hampshire. In September of 1998, Underground Specialties, Inc., formerly a Washington corporation, merged with and into ACG.

         Conceptronic designs, manufactures and markets specialized computer-controlled capital equipment used within the surface mount electronic circuit assembly industry. Conceptronic's three principal product lines are (i) conveyorized forced convection ovens (sophisticated, computer-controlled ovens used to mass reflow solder or epoxy cure electronic components onto printed circuit boards under tightly controlled processing conditions), (ii) rework systems (sophisticated, computer-controlled systems used in the removal/replacement of failed surface mounted components and/or solder joints on printed circuit boards and/or for the prototyping of new surface mount technology printed circuit board designs), and (iii) batch systems (low-volume, programmable logic controller-controlled spray-based systems used to remove residual solder flux from printed circuit boards before or after the soldering process or to remove residual solder paste from metal stencils). Conceptronic is headquartered in Portsmouth, New Hampshire.

     The  Company's   principal  executive  office  is  at  One  Church  Street,
Rockville, Maryland 20850; and its telephone number is (301) 315-0027.



                              SELLING SHAREHOLDERS

         This Prospectus serves to register for resale the shares of Common Stock held by Bobby J. Payne, Scott A. Stevens, Laurie Hutcheison, Mike Pelkey, Tom Pelkey, Merle Drager, Lenny Obolsky, Pat Hernon and Brian Friest.

         The Company has agreed to register for resale for the former owners of TCS Communications, Inc. ("TCS") an aggregate of 101,089 shares of Common Stock issued to them. All of the Shares were issued in conjunction with the acquisition by the Company of TCS in September, 1997.

         The shares of Common Stock issued to the former shareholders of TCS are being registered hereby for the individuals in the amounts set forth below:

         Name of
         Selling Shareholder                                  Number of Shares
         -------------------                                  ----------------

         Bobby J. Payne                                                30,000
         Scott A. Stevens                                              30,000
         Laurie Hutcheison                                             19,882
         Mike Pelkey                                                    6,627
         Tom Pelkey                                                     4,639
         Merle Drager                                                   2,651
         Lenny Obolsky                                                  3,314
         Pat Hernon                                                     1,988
         Brian Friest                                                   1,988


                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

         The legality of the Shares has been passed upon for the Company by Robinson & Cole LLP, Stamford, Connecticut, counsel for the Company.

                              PLAN OF DISTRIBUTION

         The Shares to be offered pursuant to this Prospectus are fully paid and nonassessable and will be offered and sold by the Selling Shareholders for each of their own accounts. The Company will not receive any of the proceeds from these sales.

         The Selling Shareholders may offer and sell the Shares from time to time in transactions at market prices prevailing at the time of sale, at negotiated prices or otherwise. Sales may be made to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents and/or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

         If required, this Prospectus will be supplemented to set forth a particular offering of Shares to be made, the number of Shares so offered for the Selling Shareholders accounts and, if an offering is to be made by or through underwriters or dealers, the names of the underwriters or dealers and the principal terms of the arrangements between the underwriters or dealers and the Selling Shareholders.

         The Selling Shareholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the 1933 Act.


                                 INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

                                TABLE OF CONTENT
                                ----------------
                                                                        Page
                                                                        ----

   Investment Considerations..............................................2
   Available Information .................................................2
   Incorporation of Certain Documents by Reference .......................2
   The Company ...........................................................3
   Selling Shareholders ..................................................4
   Experts ...............................................................4
   Legal Matters .........................................................4
   Plan of Distribution ..................................................5
   Indemnification .......................................................5

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered are:

         Filing Fee - Securities and Exchange Commission ............$   606.15
                                                                      ---------
         Fee of Company's legal counsel*.............................$ 2,500.00
                                                                      ---------
         Independent Accountants' fees*..............................$ 1,000.00
                                                                      ---------
         Miscellaneous expenses*.....................................$   393.85
                                                                      ---------
         *Total   ...................................................$ 4,500.00
                                                                      ---------

         * Estimated

         The Company will be responsible for the payment of all of the foregoing fees.

Item 15.  Indemnification of Directors and Officers.

     Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which is deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation, as amended, includes the following language.

               "A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. The Bylaws of the Company include the following provision:

               "Reference  is  made  to  Section  145  and  any  other
          relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was lawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."


ITEM 16.  EXHIBITS

      5        ...     Opinion and Consent of Robinson & Cole LLP.

      23(a)    ...     Consent of Independent Accountants.

      23(b)    ...     Consent of Robinson & Cole LLP is contained in Exhibit 5.

      24       ...     Power of Attorney (see page II-3).


ITEM 17.  UNDERTAKINGS

(a) The undersigned small business issuer hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

     (2) That, for determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  The undersigned registrant hereby undertakes that:

     (1) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes any agent for service named in this registration statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the registration statement, and appoints any such agent for service as attorney-in-fact to sign in each such person's behalf individually and in each capacity stated below and file any such amendments to the registration statement and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on November 25, 1998.


                                               ARGUSS HOLDINGS, INC.
                                                      (Registrant)


                                                By:  /s/ Rainer H. Bosselmann
                                                     --------------------------
                                                     Rainer H. Bosselmann
                                                     Chairman of the Board and
                                                     Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                     Title                      Date


 /s/ Rainer H. Bosselmann         Principal Executive        November 25, 1998
--------------------------       Officer and Director
     Rainer H. Bosselmann


   /s/ Arthur F. Trudel           Principal Financial        November 25, 1998
--------------------------      and Accounting Officer
       Arthur F. Trudel


   /s/ William A. Barker               Director              November 25, 1998
--------------------------
       William A. Barker


     /s/ James D. Gerson               Director              November 25, 1998
--------------------------
        James D. Gerson


     /s/ Garry A. Prime                Director              November 25, 1998
--------------------------
        Garry A. Prime


/s/ Richard S. Perkins, Jr.            Director              November 25, 1998
---------------------------
    Richard S. Perkins, Jr.


     /s/ John A. Rolls                 Director              November 25, 1998
---------------------------
         John A. Rolls


   /s/ Peter L. Winslow                Director              November 25, 1998
---------------------------
       Peter L. Winslow